Exhibit 10.11
SUBORDINATION, ATTORNMENT
AND LESSEE-LESSOR ESTOPPEL AGREEMENT
(2902 Corporate Place, Chanhassen, MN)
     THIS SUBORDINATION, ATTORNMENT AND LESSEE-LESSOR ESTOPPEL AGREEMENT (this “Agreement”) is entered into as of June 1, 2008, by and among LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company, whose address is 2902 Corporate Place, Chanhassen, MN 55317 (“Lessor”), LTF CLUB OPERATIONS COMPANY, INC., a Minnesota corporation, whose address is 2902 Corporate Place, Chanhassen, MN 55317 (“Lessee”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, whose address is Suite 470, 8400 Normandale Lake Boulevard, Minneapolis, Minnesota 55437 (“GECC”).
RECITALS:
     A. Lessee is the present lessee, and Lessor is the current lessor, under that certain Lease Agreement dated as of June                     , 2008 (as amended with the consent of GECC, the “Lease”) between Lessor, as lessor, and Lessee, as lessee, demising all or a portion of the premises in Chanhassen, Carver County, Minnesota, commonly known as 2902 Corporate Place, Chanhassen, MN, and more particularly described on Exhibit A attached hereto (the “Leased Premises”). Capitalized terms used herein but not defined herein shall have the meanings
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ascribed to such terms in the Lease unless otherwise specified herein, in each case, without giving effect to any amendment or supplement to the Lease not consented to by GECC.
     B. Lessee acknowledges that the Lease has been or will be assigned by Lessor to GECC as security for the obligations under the Reimbursement Agreement dated as of June 1, 2008 (the “Reimbursement Agreement”) among Lessor, GECC and GE Government Finance, Inc., which obligations are secured by, among other things, a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Security Instrument”) to be recorded contemporaneously herewith covering the Leased Premises.
     C. A condition precedent to GECC’s entering into the Reimbursement Agreement is that Lessor obtain this Agreement from Lessee in order to confirm certain matters and to subordinate the Lease and Lessee’s interest in the Leased Premises to the lien of the Security Instrument.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Lessee represents and warrants to GECC as follows:
     (a) Lessee has accepted possession and is in occupancy of the Leased Premises pursuant to the terms of the Lease, and the Lease is in full force and effect.
     (b) The improvements and space required to be furnished according to the Lease have been completed in all respects, all amounts owing from Lessor to Lessee in connection with delivery and construction of the Leased Premises (including, without limitation, tenant improvement costs, liquidated damages and charges for construction delays) have been paid and Lessee hereby waives any and all rights and remedies which Lessee may have against Lessor (including, without limitation, any right to terminate the Lease) as a result of any breach by Lessor of any of its obligations under the Lease relating to the delivery, construction or initial condition of the Leased Premises.
     (c) Lessor has done everything that it promised to do in order to induce Lessee to enter into the Lease. All conditions to the commencement of the Lease have been satisfied. There are no concessions or inducements which have been promised by Lessor or any other party to Lessee other than as set forth in the Lease.
     (d) The Lease as described above has not been modified, altered or amended.
     (e) There are no offsets or credits against rentals, nor have rentals been prepaid under the Lease.
     (f) Rental commenced to accrue on June ___, 2008 (the “Commencement Date”), current Basic Rent equals the sum of 49% of the Loan Obligations and there is currently no outstanding unpaid rent. The primary Lease term (the “Initial Term”) commenced on the Commencement Date and expires on July 31, 2023.
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     (g) Lessee has no notice of a currently effective assignment, hypothecation or pledge of rents on the Lease to any party other than GECC and the lender (if any) whose loan is being repaid upon closing.
     (h) The Lease does not contain, and Lessee does not have, an outstanding option to extend or renew the term of the Lease except as follows: five extension options of five years each.
     (i) Lessee has no claim to or interest in the Leased Premises, legal or equitable, or any contract or option therefor other than as a lessee under the Lease. The Lease does not contain, and Lessee does not otherwise have, an outstanding option to purchase the Leased Premises, other than a first offer right contained in Article 27 of the Lease pursuant to which Lessee has the right of first offer to purchase the Leased Premises.
     (j) Sufficient parking facilities for Lessee’s purposes under the Lease are located on the Leased Premises.
     (k) Lessor is not in default of any of its obligations under the Lease, and, to the best of Lessee’s knowledge, no event has occurred which, with notice, the passage of time or both, would constitute a default in any of Lessor’s obligations under the Lease.
     (l) Lessee has not paid Lessor a security or similar type deposit.
     2. Lessee shall promptly provide GECC at its address first shown above with a written notice of any default on the part of the Lessor under the Lease. Except in accordance with Section 5 below, Lessee agrees that it shall not terminate the Lease or withhold Rent, nor invoke any of its remedies under the Lease or any other remedies available to Lessee at law or in equity without the prior written consent of GECC.
     3. Without the prior written consent of GECC, Lessee shall not (a) modify or in any manner alter the terms of the Lease; (b) pay the rent or any other sums becoming due under the terms of the Lease more than one month in advance; (c) accept Lessor’s waiver of or release from the performance of any obligation under the Lease; (d) assign the Lease to any entity that is not a Life Time Affiliate or sublet the Leased Premises covering more than 34% of the rentable area of the Improvements, in aggregate; (e) assign the Lease as collateral security or mortgage or otherwise encumber its leasehold interest; (f) make any Alterations, except as permitted under the Reimbursement Agreement; (g) make any Supervised Alterations; or (h) except as provided in Section 5, terminate or agree with Lessor to terminate the Lease. Until the Loan and the Loan Obligations are indefeasibly paid in full, Section 15.5 of the Lease shall not be effective unless GECC has consented to the related leasehold mortgage.
     4. Until the Loan and the Loan Obligations are indefeasibly paid in full or instructed otherwise by GECC in writing, Lessee shall make all future Rent and any other payments under the Lease directly to (a) until the Notes are paid in full, Trustee and (b) after the Notes are paid in full, GECC. Until the Loan and the Loan Obligations are indefeasibly paid in full, Lessor hereby irrevocably directs Lessee to make such payments directly to Trustee or GECC, as applicable, or as otherwise directed by GECC and agrees that Lessee shall not be liable to Lessor for any
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payments actually paid to Trustee or GECC or as otherwise directed to GECC pursuant to this Section 4.
     5. If a casualty or a Taking occurs, and in connection therewith Tenant has the right to terminate the Lease pursuant to either Section 9.4 or Section 10.1 thereof, Tenant may not exercise such termination right unless, simultaneously therewith, Tenant pays to Landlord, as additional Rent, an amount equal to 49% of the sum of the outstanding principal amount of the Loan, interest accrued on the Loan through the date of such payment and all other Loan Obligations that are due and owing. This Section 5 modifies Sections 9.4 and 10.1 of the Lease. Accordingly, it is the intent of the parties that this Agreement, rather than the Lease, control with respect to all matters concerning Lessee’s rights to terminate the Lease upon the occurrence of any casualty or Taking.
     6. No determination of Fair Market Value or Fair Rental Value shall be effective unless GECC has given its written approval of such determination. No consent of Lessor under the Lease will be effective without GECC’s prior written consent. In any case under the Lease which requires that Lessor’s consent not be unreasonably withheld, it will be reasonable for Lessor to withhold its consent if GECC has not consented thereto in writing.
     7. The Lease and all right, title and interest of Lessee in, to and under the Lease (including, without limitation, all options or rights of first refusal to purchase the Leased Premises) are now, and shall at all times continue to be, unconditionally subject and subordinate in each and every respect, to the Security Instrument and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument. For so long as the Security Instrument is a lien on the Leased Premises, Lessee shall not mortgage or otherwise encumber its leasehold interest or subordinate the estate of Lessee in the Lease to any other mortgage or deed of trust or any other security instrument.
     8. No provision of this Agreement may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Upon recorded satisfaction of the Security Instrument, this Agreement shall become null and void and be of no further effect.
     9. To the extent that the Lease shall entitle Lessee to notice of any mortgage, this Agreement shall constitute such notice to Lessee with respect to the Security Instrument, and Lessee hereby waives notice of any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument. The term First Mortgagee or “mortgagee,” as used in the Lease, shall be deemed to include GECC, its successors and assigns, including anyone who shall have succeeded to Lessor’s interest by, through or under foreclosure of the Security Instrument or deed in lieu of such foreclosure. The term First Mortgage, “mortgage,” or any similar term, shall be deemed to include the Security Instrument to be recorded contemporaneously herewith.
     10. This Agreement shall be construed under the laws of the State of Minnesota applicable to contracts made and to be performed therein (excluding its choice-of-law
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principles). For purposes of determining the parties’ respective rights and obligations in connection with any Event of Default, this Agreement will be considered a part of the Lease.
     11. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Agreement by signing any such counterpart.
     12. To the extent of any conflict between the provisions of any Loan Document (as defined in the Reimbursement Agreement) and the Lease which govern the application and disbursement of insurance and condemnation proceeds, the payment of Taxes, impounds or impositions, the repair and maintenance of the Property, maintenance of insurance with respect to the Property, the provisions of such Loan Document shall control. Notwithstanding anything in the Lease to the contrary, Lessee may not terminate the Lease because of damage to or condemnation of the Leased Premises except as permitted pursuant to Section 5 of this Agreement.
     13. In the event suit or action is instituted to enforce or interpret this Agreement, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, including, without limitation, attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.
     14. Lessee hereby agrees that if GECC elects at any time to have the Lease superior to its Security Instrument and gives notice of its election to Lessee, then the Lease shall be superior to the lien of any such and all renewals, modifications, extensions, substitutions, replacements and/or consolidations thereof, whether the Lease is dated or recorded before or after the Security Instrument. If GECC shall become the owner of the Leased Premises, or if the Leased Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument, or if the Leased Premises shall be transferred by deed in lieu of foreclosure, then at GECC’s sole option (a) the Lease shall continue in full force and effect as a direct lease agreement between Lessee and the then owner of the Leased Premises (including GECC or the grantee under any deed given as a result of any foreclosure or in lieu of foreclosure), upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, and (b) Lessee shall attorn to GECC or any other such owner as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments. From and after GECC’s or other such owner’s succession to the interest of Lessor under the Lease, Lessee shall have the same remedies against GECC or such other owner for the breach of any covenant contained in the Lease that Lessee might have had under the Lease against Lessor, except that neither GECC nor any other such owner shall be:
     (a) liable for any act or omission of, or for the performance of any obligation of, any prior lessor (including Lessor), including without limitation any obligation to repair, restore or expand any part of the Leased Premises;
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     (b) subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor);
     (c) bound by any prepayment of rent or additional rent which Lessee might have paid for more than the current month or by payment of any security deposits to any prior lessor (including Lessor), except such security deposits as have actually been received by GECC or such other owner;
     (d) bound by any amendment or modification of the Lease or by any waiver or forbearance on the part of any prior lessor (including Lessor) made or given without the written consent of GECC or any subsequent holder of the Security Instrument;
     (e) bound by any representations or warranties of Lessor under the Lease;
     (f) bound by Sections 9.4, 10.1, 15.3, 15.4, 15.5 or 30.1 or Article 27 of the Lease.
     15. Except as otherwise provided in this paragraph, GECC shall not be bound by any nondisturbance provisions of the Lease. In such case, GECC or such other owner shall not be required to recognize the rights of Lessee under the Lease, and the rights of Lessee thereunder (including any options thereunder) shall at the sole election of and upon notice by GECC or such other owner cease and terminate upon acquisition of title to or upon possession of the Leased Premises by GECC, or such owner or their respective successors and assigns, including any purchaser at a foreclosure sale. However, if at any time after the date of this Agreement, (a) Lessee ceases to be a Life Time Affiliate (other than pursuant to a Change of Control (as defined in the Reimbursement Agreement) that creates an “event of default” under Reimbursement Agreement) or (b) Lessor or Lessee transfer their respective interests in any portion of the Leased Premises or the Lease pursuant to a transfer that is (i) expressly permitted or not prohibited (and does not create an “event of default”) under this Agreement, the Lease, or the Reimbursement Agreement or (ii) otherwise approved by GECC, and as a result of (a) or (b), the entities holding the respective interests of lessor and lessee under the Lease become unaffiliated, then provided no Event of Default exists, GECC shall comply with the nondisturbance provisions of the Lease, provided however, that if there exists any circumstance that with the passage of time or the giving of notice (or both) would constitute an Event of Default under the Lease, GECC shall only be obligated to proceed in accordance with this paragraph to the extent that Lessee cures such Event of Default within the cure period established therefor under the Lease.
     16. Lessee hereby waives any rights it may have to an award for a taking by eminent domain, except to the extent that the award (a) compensates Lessee for moving expenses, business interruption or taking of Tenant’s Property (other than Lessee’s leasehold interest), (b) is awarded separately in the eminent domain proceeding and (c) does not reduce the amount of Lessor’s award in the eminent domain proceeding.
     17. Any option or right of first refusal that Lessee may have to purchase the Leased Premises shall not apply to a sale by foreclosure or a deed in lieu of foreclosure and shall automatically be void and of no further force and effect following such sale by foreclosure or a
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deed in lieu of foreclosure. Lessee shall execute promptly whatever documents GECC may request from time to time in order to confirm the foregoing.
     18. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     19. Any and all notices, elections, demands, or requests permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, or (c) the date sent if sent by overnight courier.
     20. LESSEE, LESSOR AND GECC HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS THAT EACH PARTY MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF MINNESOTA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.
     LESSEE, LESSOR AND GECC UNDERSTAND THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE, AMONG OTHER THINGS, IT AFFECTS THE PRIORITY OF YOUR LEASE AND BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.
     IN WITNESS WHEREOF the undersigned parties have executed this Agreement under seal as of the day and year first above written.

LESSEE:

LTF CLUB OPERATIONS COMPANY, INC., a Minnesota corporation

By

Name:	Eric J. Buss
Title:	Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)
     This instrument was acknowledged before me on June                     , 2008 by Eric J. Buss, as Secretary of LTF Club Operations Company, Inc.

Notary Public
My commission expires:

[EXECUTION PAGE OF LESSEE TO SUBORDINATION, ATTORNMENT
AND LESSEE-LESSOR ESTOPPEL AGREEMENT]
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GECC:

GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

By

Name

Title

STATE OF MINNESOTA	)
) ss
COUNTY OF HENNEPIN	)
Personally appeared before me,                                                             , a Notary Public,                                                             , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), who, upon oath, acknowledged that he/she executed the within instrument for the purposes therein contained, and who further acknowledged that he/she is a Risk Analyst for General Electric Capital Corporation, a Delaware corporation, and is authorized to execute this instrument on behalf of said corporation.
WITNESS my hand, at office, this                      day of                                         , 2008.

Notary Public, State of
`	My Commission Expires:

[EXECUTION PAGE OF GECC TO SUBORDINATION, ATTORNMENT
AND LESSEE-LESSOR ESTOPPEL AGREEMENT]
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     Lessor joins in the execution of this document for the purpose of acknowledging and confirming the matters herein set forth.

LESSOR:

LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company

By
Name:	Eric J. Buss
Title:	Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)
     This instrument was acknowledged before me on June                     , 2008 by Eric J. Buss, as Secretary of LTF Real Estate VRDN I, LLC.

Notary Public
My commission expires:

Prepared by, recording requested by
and after recording, return to:
Andrew P. Romshek
Kutak Rock LLP
The Omaha Building
1650 Farnam Street
Omaha, NE 68102-2186
[EXECUTION PAGE OF LESSOR TO SUBORDINATION, ATTORNMENT
AND LESSEE-LESSOR ESTOPPEL AGREEMENT]
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EXHIBIT A
LEGAL DESCRIPTION
Parcel 1: Lot 2, Block 1, LIFE TIME FITNESS 2ND ADDITION, according to the recorded plat thereof, Carver County, Minnesota.
Torrens Property-Certificate of Title No. 33647.0
Parcel 2: Non-exclusive easements as contained in the Declaration of Cross Access, Parking, Sanitary Sewer, Storm Water and Water Easements dated February 18, 2008, recorded March 19, 2008, as Document No. 166225.
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